For Registration No. 333-70837 for 273,204 Shares


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement for Amendment No. 1 of Form S-3 of (1) our report dated January 31, 1999, relating to the financial statements and financial statement schedules, which appears in First Washington Realty Trust, Inc.?s Annual Report on Form 10-K for the year ended December 31, 1998, (2) our report dated January 31, 1998, except for Note16, as to which the date is March 26, 1998, relating to the financial statements and financial statement schedules, which appears in First Washington Realty Trust, Inc.?s Annual Report on Form 10-K for the year ended December 31, 1997, (3) our report dated June 25, 1998, relating to the audited combined statement of revenues and certain expenses of the Acquired Properties (as defined in footnote No. 1 of the statement) for the year ended December 31, 1997, which appears in the Current Report on Form 8-K/A of First Washington Realty Trust, Inc. dated June 26, 1998, and (4) our report dated February 12, 1999, relating to the audited combined statement of revenues and certain expenses of the Acquired Properties (as defined in footnote No. 1 to the statement) for the year ended December 31, 1997, which appears in the Current Report on Form 8-K of First Washington Realty Trust, Inc. dated March 10, 1999. We also consent to the reference to us under the caption "Experts" in such Registration Statement.



PRICEWATERHOUSECOOPERS LLP


Washington, D.C.
June 9, 1999